UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2023

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Amended and Restated Credit Agreement

On February 23, 2023 (the “Loan Closing Date”), FitLife Brands, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with First Citizens Bank (the “Bank”) (the “Credit Agreement”), amending and restating that certain Credit Agreement, dated September 24, 2019, between the Company and the Bank. Pursuant to the Credit Agreement, the Bank provided the Company with a term loan for the principal amount of $12.5 million (“Term Loan”), and a revolving line of credit of $3.5 million (the “Credit Line”, and collectively with the Term Loan, the “Loan”). The Company used the proceeds from the Loan to fund the consummation of the Acquisition (as defined below), and for general working capital purposes, including those of MRC (as defined below).

Pursuant to the Credit Agreement: (A) the Term Loan (i) accrues interest at a per annum rate equal to 2.75% above the one-month forward-looking term rate (the “Applicable Rate”), based on the secured overnight financing rate published for such day by the Federal Reserve Bank of New York (“Term SOFR Rate”), as in effect two banking days, subject to certain limitations, prior to (a) the Loan Closing Date, in the case of the initial Term SOFR Rate, and, (b) thereafter, the applicable first day of each calendar month (“Rate Adjustment Date”), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; and (ii) and the Company shall make payments on March 10th, June 10th, September 10th, and December 10th of each calendar year, commencing on June 10, 2023, of principal plus accrued interest on the Term Loan in amounts sufficient to fully amortize the Term Loan through February 28, 2028 (the “Term Loan Maturity Date”), with all principal and accrued interest on the Term Loan being due and payable in full on the Term Loan Maturity Date; and (B) outstanding advances under the Line of Credit (“Advances”) will accrue interest at the Applicable Rate, and commencing on April 1, 2023, and continuing on the 1st day of each calendar month thereafter until December 23, 2023, or the date of the termination in whole of the Line of Credit as otherwise set forth in the Amended and Restated Agreement (the “LOC Termination Date”), the Company shall make payments of accrued interest on Advances, and all principal and accrued interest on outstanding Advances shall be due and payable in full on the LOC Termination Date. The Company may prepay amounts borrowed under the Loan, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, by written notice to Bank at least one business day prior to the proposed prepayment.

The Agreement contains customary events of default (each an “Event of Default”), which upon the occurrence of an Event of Default, among other things, interest will accrue at the Applicable Rate plus 2% per annum, and the Bank may declare all Obligations, with interest thereon, immediately due and payable. The Credit Agreement further contains: (X) customary representations and warranties of the Company; (Y) customary indemnification provisions whereby the Company will indemnify Bank for certain losses arising out of inaccuracies in, or breaches of, the representations, warranties and covenants of the Company, and certain other matters; and (Z) customary affirmative and negative covenants, including, without limitation, covenants: (i) to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of net less than 1.25 to 1.00 as tested quarterly on a trailing twelve-month basis, starting with the fiscal quarter ending March 31, 2023; (ii) to maintain a Funded Debt to EBITDA Ratio (as defined in the Credit Agreement) of not more than 2.50 to 1.00 as tested quarterly on a trailing twelve-month basis, starting with the fiscal quarter ending March 31, 2024; (iii) not to incur any indebtedness, except indebtedness already incurred on the date of the Credit Agreement, incurred for capital leases and purchase money obligations for fixed assets less than $100,000 without the Bank’s prior approval, and payable to trade creditors in the ordinary course of business; (iv) not to undertake certain fundamental or corporate changes; and (v) not to make certain Dispositions (as defined in the Credit Agreement).

Entry into Additional Loan Documentation

Also on the Loan Closing Date, in connection with the Credit Agreement, the Company: (A) entered into a term note evidencing the Term Loan (the “Term Note”); (B) entered into a Security Agreement, by and between the Company, NDS Nutrition Products, Inc. (“NDS”), iSatori, Inc. (“IS”), 1000374984 Ontario Inc. (“Ontario”, and collectively with the Company, NDS, and IS, the “Debtors”), and the Bank (the “Security Agreement”), pursuant to which all of the Company’s obligations arising from or related to the Loan (the “Obligations”) will be secured by the following assets of each of the Debtors: (i) accounts, contract rights, documents, documents of title, payment intangibles, investment property, chattel paper, instruments, deposit accounts and letter of credit right; (ii) inventory; (iii) equipment; (iv) general intangibles, including any intellectual property, consisting of any licenses, patents, copyrights, trademarks, proprietary source code or domain names; (v) accessions, attachments and other additions to the collateral; (vi) substitutes or replacements for any collateral, all proceeds, products, rents and profits of any collateral, all rights under warranties and insurance contracts covering the collateral, and any causes of action relating to the collateral; and (vii) books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory; and (C) approved that NDS, IS, and Ontario (collectively, the “Subsidiaries”) entered into a Guaranty Agreement with the Bank (the “Guaranty Agreement”), pursuant to which satisfaction of the Obligations by the Company are guaranteed by each of the Subsidiaries.

The foregoing description of the Credit Agreement, Term Note, Security Agreement, and Guaranty Agreement (the “Loan Documents”) do not purport to be complete and are qualified in their entirety by the full text of each of the Loan Documents, copies of which are filed hereto as Exhibit 10.1, 10.2, 10.3, and 10.4, respectively and are incorporated by reference herein. The Loan Documents contain representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, and such representations, warrants, and covenants were made to each other as of the date of the Loan Documents or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Loan Documents. The Loan Documents will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Loan Documents. In particular, the representations, warranties, covenants and agreements contained in the Loan Documents, which were made only for purposes of the Loan Documents and as of specific dates, were solely for the benefit of the parties to the Loan Documents, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Loan Documents instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the Securities and Exchange Commission (“SEC”). Investors and security holders are not third-party beneficiaries under Loan Documents and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Loan Documents. In addition, the representations, warranties, covenants and agreements and other terms of the Loan Documents may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Loan Documents, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the SEC on December 8, 2022 (the “Current Report”), the Company entered into an Arrangement Agreement (the “Agreement”) with Ontario and Mimi’s Rock Corp. (“MRC”), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of MRC (the “MRC Shares”) for a total cash purchase price of approximately CAD $23.2 million (the “Purchase Price”) (the “Acquisition”).

The Acquisition was consummated on February 28, 2023 (the “Closing Date”) in accordance with the terms of the Agreement. On the Closing Date, the Company paid (i) approximately CAD $14.2 million to retire all of MRC's outstanding indebtedness, and (ii) approximately CAD $9.0, or CAD $0.17 per share, to purchase the MRC Shares from its current shareholders.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report, and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 8.01 Other Events.

On the Closing Date, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

As permitted by Item 9.01(a)(3) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated February 23, 2023, between FitLife Brands Inc., and First Citizens Bank.
10.2	Term Note, dated February 23, 2023, issued by FitLife Brands, Inc., to First Citizens Bank.
10.3	Security Agreement, dated February 23, 2023, among FitLife Brands, Inc., NDS Nutrition Products, Inc., iSatori, Inc., 1000374984 Ontario, Inc., and First Citizens Bank.
10.4	Guaranty Agreement, dated February 23, 2023, among NDS Nutrition Products, Inc., iSatori, Inc., 1000374984 Ontario, Inc., and First Citizens Bank.
99.1	Press Release issued by FitLife Brands, Inc., dated February 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

March 1, 2023	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer